Exhibit 10.1

SEPARATION AGREEMENT

THIS SEPARATION AGREEMENT (“Agreement”) is voluntarily entered into as of the date(s) set forth below by and between the undersigned, William Pirtle (“Employee”), and Shentel Management Company (the “Company”), each a “Party,” and collectively, “the Parties.”

WHEREAS, Employee is employed by the Company as its Senior Vice President Sales and Marketing; and

WHEREAS, Employee and the Company are party to an Executive Severance Agreement dated January 1, 2020 (the “Severance Agreement”), which provides for the payment of certain severance benefits subject to the terms and conditions of the Severance Agreement, including the requirement that Employee execute and not revoke a general release of claims in favor of the Company; and

WHEREAS, the Company previously notified Employee that Employee’s employment with the Company would be involuntarily terminated on August 2, 2021 as a result of the reduction in force arising out of the Company’s divestiture of its wireless business; and

WHEREAS, the Company has recently requested that Employee remain employed with the Company until December 31, 2021 (the “Separation Date”) to assist in transition-related duties and Employee has agreed to remain employed with the Company until the Separation Date, as set forth herein; and

WHEREAS, the Parties have agreed that Employee shall continue to perform Employee’s regular duties and responsibilities through the Separation Date and assist with the transitioning of Employee’s duties and responsibilities between now and the Separation Date, and the Parties have agreed to the compensation and benefits that will be made available to Employee during that period and the severance benefits that will be provided to Employee after the Separation Date; and

WHEREAS, the Parties wish to memorialize their commitments to one another in this Agreement.

NOW, THEREFORE, in consideration of the mutual understandings and agreements contained herein, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.                  Recitals and Definitions. The recitals set forth above are hereby incorporated into and made a part of this Section 1 of this Agreement. For purposes of this Agreement (and the General Release and Waiver Agreement attached hereto as Exhibit A), “Released Parties” means (a) the Company; (b) the past, present, and future successors, parent companies, subsidiaries, joint venturers, and affiliates of the Company; and (c) the past and present officers, employees, attorneys, agents, assigns, insurers, representatives, shareholders, principals, and/or directors of, or any and all employee benefit plans (and any fiduciary of such plans) sponsored by, the entities in (a) and (b).

2.                  Role Transition and Separation Date. For and in consideration of the promises and agreements herein, the Parties agree that Employee shall continue as an at-will employee through the Separation Date. From the date this Agreement is executed through the Separation Date, Employee shall continue to report to work; perform Employee’s regular duties and responsibilities; and, upon request by the Company, assist the Company with the transition of Employee’s duties and responsibilities. Effective on the Separation Date, Employee’s employment with the Company shall be terminated, and Employee will resign from any other positions Employee holds with the Company or any of its subsidiaries or affiliates.

3.                  Compensation and Benefits. During the period beginning on the date hereof and ending on the Separation Date, and only for so long as Employee remains employed by the Company during such period: (a) Employee shall continue to receive Employee’s current annual base salary; (b) Employee shall continue to participate in the Company’s annual incentive bonus program subject to the terms and conditions of Employee’s February 23, 2021 Incentive Award Agreement; (c) Employee shall not entitled to receive any future equity award grants; and (d) Employee shall continue to remain eligible to participate in employee health, retirement, and other benefit programs pursuant to the terms and conditions of those programs. During the Company payroll cycle following the Separation Date, the Company will pay out all of Employee’s unused earned PTO days through the Separation Date consistent with the Company’s B-14 Paid Time Off-PTO policy.

4.                  Severance Benefits. If Employee remains employed through the Separation Date, or if, before the Separation Date, Employee resigns with Good Reason (as defined in the Severance Agreement) or is terminated by the Company without Cause (as defined in the Severance Agreement), the cessation of Employee’s employment will be treated as a “Covered Termination” after a “Change in Control” under the Severance Agreement, and therefore, if Employee executes the General Release and Waiver Agreement attached hereto as Exhibit A (as modified by the Company to fill in or delete bracketed language contained therein) on or after the Separation Date but within forty-five (45) days after the Separation Date and does not timely revoke the General Release and Waiver Agreement, Employee shall be entitled to receive the severance benefits set forth in Section 4(c) of the Severance Agreement, subject to the terms and conditions of the Severance Agreement; provided, however, that in lieu of paying the target annual incentive bonus as stated in Section 4(c)(ii) of the Severance Agreement, the Company will pay the Executive the greater of the annual incentive bonus that is earned for 2021 and the target annual incentive bonus for 2021, and that amount will be paid at the same time that other 2021 annual incentive bonuses are paid, but no later than March 15, 2022. Employee expressly agrees that the payment of the annual incentive bonus amount set forth in the preceding sentence will satisfy the Company’s obligation to Employee under Section 4(c)(ii) of the Severance Agreement.

5.                  Performance Units. If Employee remains employed through the Separation Date, and if Employee executes the General Release and Waiver Agreement attached hereto as Exhibit A (as modified by the Company to fill in or delete bracketed language contained therein) on or after the Separation Date but within forty-five (45) days after the Separation Date and does not timely revoke the General Release and Waiver Agreement, and if Employee satisfies the age and service requirements for “Retirement” in the applicable equity award agreements, the cessation of Employee’s employment will be treated as a “Retirement” for purposes of the equity awards granted to Employee under the Company’s 2014 Equity Incentive Plan and that are outstanding on the Separation Date. The future vesting of such equity awards shall continue to be governed by the terms and conditions of the applicable equity award agreements, including the requirement that Employee comply with the restrictive covenants set forth in the applicable equity award agreements.

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6.                  Covenants. Employee agrees that Employee shall continue to be bound by, and will comply with, the Covenants set forth in Section 8 of the Severance Agreement.

7.                  Confidentiality of Agreement. Employee covenants and agrees that Employee will not disclose the existence or terms of this Agreement to any person except (i) to licensed attorney(s) for the purpose of obtaining legal advice, (ii) to licensed or certified accountant(s) for purposes of preparing tax returns or other financial services, (iii) in proceedings to enforce the terms of this Agreement, or (iv) as otherwise required by law or court order. However, nothing herein shall limit Employee’s ability to confer with legal counsel, to testify truthfully under subpoena or court order, or to cooperate with an investigation by a municipal, state or federal agency for enforcement of laws, and Employee may disclose the existence or terms of this Agreement to Employee’s spouse or other immediate family, provided Employee takes reasonable measures to assure that they do not disclose the existence or terms of this Agreement to a third party, except as otherwise allowed herein. The foregoing non-disclosure will not apply to the existence and terms of this Agreement on and after, but only to the extent that, they become public knowledge upon any filing with the United States Securities and Exchange Commission.

8.                  Employee’s Representations. In agreeing to sign this Agreement, Employee has not relied on any statements or explanations made by any of the Released Parties, except as specifically set forth in this Agreement. Employee also acknowledges and agrees that Employee has received all forms of compensation, of whatever kind, that may be due from the Released Parties as of the date Employee signs this Agreement, other than the benefits set forth in this Agreement. Employee acknowledges and agrees that all salary or wage compensation due Employee by the Released Parties, whether by contract or by law, has been paid in full, and Employee has been provided all rights and benefits to which Employee is entitled without interference by the Released Parties, including, but not limited to, vacation, sick time, paid or unpaid time off, family and medical leave, accommodation for any disability, or any contractual rights or privileges, and that Employee has no outstanding claims for any compensation or benefits.

9.                  Acknowledgements. Employee acknowledges that Employee has read this Agreement and understands its terms. Employee has been provided with a full and fair opportunity to consult with an attorney of Employee’s choosing and to obtain any and all advice Employee deems appropriate with respect to this Agreement. In light of the foregoing, Employee is satisfied with the terms of this Agreement and agrees that its terms are binding upon Employee. Nothing in this Agreement shall be deemed an admission by any of the Released Parties, or by Employee, of any violation of any agreement, statute, law or right or of any wrongdoing of any kind.

10.              Governing Law and Interpretation. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed, and governed by and in accordance with the laws of the Commonwealth of Virginia, notwithstanding any choice of law provisions otherwise requiring application of other laws. It shall be interpreted according to the fair meaning of the terms herein and not strictly in favor of, or against, either party.

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11.              Amendments. No amendment or modification of this Agreement shall be binding or effective for any purpose unless made in a writing signed by the Party against whom enforcement of such amendment or modification is sought.

12.              Execution. This Agreement may be executed in two (2) original, facsimile or electronic counterparts, each of which will be deemed to be an original, but both of which when taken together shall constitute one and the same document, and only one (1) counterpart signed by the Party against whom enforcement is sought must be produced to evidence the existence of this Agreement.

[signature page follows]

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IN WITNESS WHEREOF, and intending to be legally bound, the Parties hereto have caused this Agreement to be executed as of the date(s) set forth below.

William Pirtle

Signature:	/s/ William Pirtle

Date:	July 30, 2021

Shentel Management Company:

By:	/s/ Christopher E. French

Its:	President & Chief Executive Officer

Date:	July 30, 2021

[Signature page: Separation Agreement]

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Exhibit A to Separation Agreement

GENERAL RELEASE AND WAIVER AGREEMENT

THIS GENERAL RELEASE AND WAIVER AGREEMENT (this “Release”) is entered into as of the date(s) set forth below by and between Shentel Management Company (the “Company”) and William Pirtle (the “Employee”). The Company and the Employee hereby agree as follows:

1.                      Employment Status. The Employee’s employment with the Company terminated effective as of [X]. Employee and the Company are party to the Separation Agreement dated [INSERT DATE PRIOR TO EXECUTION] (the “Separation Agreement”). Unless otherwise defined herein, capitalized words in this Release shall have the meaning ascribed to them in the Separation Agreement.

2.                      Payment and Benefits. The Company shall pay the severance benefits specified in and subject to the provisions of Section 4 of the Separation Agreement and further subject to the terms and conditions of the Severance Agreement and treat Employee’s cessation of employment as “Retirement” for purposes of the equity awards granted to Employee under the Company’s 2014 Equity Incentive Plan and subject to the provisions of Section 5 of the Separation Agreement; provided, that such payments and benefits are subject to certain terms and conditions, including without limitation this Release becoming effective, as provided in the Separation Agreement and the Severance Agreement.

3.                      No Liability. This Release does not constitute an admission by the Employee or any of the Released Parties of any unlawful acts or of any violation of federal, state, or local laws.

4.                      Release. In consideration of the payments and benefits described in Section 2 above, Employee hereby releases, acquits, and forever discharges the Released Parties from any and all claims, charges, complaints, demands, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, entitlements, costs, losses, debts, and expenses (including attorneys’ fees and legal expenses), of any nature whatsoever, known or unknown, which Employee now has, had, or may hereafter claim to have had against the Released Parties, of any kind or nature whatsoever, arising from any act, omission, transaction, matter, or event which has occurred or is alleged to have occurred on or before the date Employee executes (or, if applicable, re-executes) this Release.

The claims knowingly and voluntarily released herein include, but are not limited to, all claims relating in any way to Employee’s employment with the Company or any other Released Party, or the conclusion of that employment, whether such claims are now known or are later discovered, including claims under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 1981, the Americans with Disabilities Act, the Family and Medical Leave Act, the Fair Labor Standards Act or other federal or state wage and hour laws, the Employee Retirement Income Security Act, claims for breach of contract, infliction of emotional distress, claims under any other federal or state law pertaining to employment or employment benefits, and any other claims of any kind based on any contract, tort, ordinance, regulation, statute, or constitution; provided, however, that nothing in this Release shall be interpreted to release any claims which Employee may have for workers compensation benefits, any rights under the Severance Agreement, any rights to benefits as a terminated employee under the Company’s employee benefit plans, and any rights that legally cannot be waived. Employee acknowledges that this Release is a complete defense and shall constitute a full and final bar to any claim by Employee based on any act, omission, transaction, matter, or event which has occurred or is alleged to have occurred up to the date Employee executes (or, if applicable, re-executes) this Release.

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Employee acknowledges that nothing contained in this Release limits Employee’s ability to file a charge or complaint with any federal, state or local government agency or commission (a “Government Agency”). In addition, nothing contained in this Release limits Employee’s ability to communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by an Government Agency, including Employee’s ability to provide documents or other information, without notice to the Company, nor does anything contained in this Release apply to truthful testimony in litigation. If Employee files any charge or complaint with any Government Agency and if the Government Agency pursues any claim on Employee’s behalf, or if any other third party pursues any claim on Employee’s behalf, Employee hereby waives any right to monetary or other individualized relief (either individually or as part of any collective or class action); provided, however, that Employee acknowledges that nothing in this Release limits any right Employee may have to receive a whistleblower award or bounty for information provided to the Securities and Exchange Commission.

5.                  Employee’s Representations. In agreeing to sign this Release, Employee has not relied on any statements or explanations made by any of the Released Parties, except as specifically set forth in the Separation Agreement, the Severance Agreement, and this Release. Employee also acknowledges and agrees that Employee has received all forms of compensation, of whatever kind, that may be due from the Released Parties as of the date Employee signs this Release, other than the payments and benefits described in Section 2 of this Release (to be provided in accordance with the Separation Agreement and Severance Agreement). Employee acknowledges and agrees that all salary or wage compensation due Employee by the Released Parties, whether by contract or by law, has been paid in full, and Employee has been provided all rights and benefits to which Employee is entitled without interference by the Released Parties, including, but not limited to, vacation, sick time, paid or unpaid time off, family and medical leave, accommodation for any disability, or any contractual rights or privileges, and that Employee has no outstanding claims for any compensation or benefits.

6.                  Return of Property. By signing this Release, Employee acknowledges that Employee has returned to the Company all originals and copies of documents and property of the Company, including without limitation gas cards, credit cards, computers and wireless handsets, files, research, records, memoranda, book lists and other documents and tangible materials that Employee received during Employee’s employment.

7.                  Bar. Employee acknowledges and agrees that, if Employee should hereafter make any claim or demand or commence or threaten to commence any action, claim, or proceeding against the Released Parties with respect to any cause, matter, or thing which is the subject of the release under Section 4 of this Release, this Release may be raised as a complete bar to any such action, claim, or proceeding, and the applicable Released Party may recover from the Employee all expenses and costs incurred in connection with such action, claim, or proceeding, including attorneys’ fees.

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8.                  Governing Law; Interpretation. This Release shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without regard to the conflicts of law rules thereof. If for any reason any part of this Release shall be determined to be unenforceable, the remaining terms and conditions shall be enforced to the fullest extent possible.

9.                  Acknowledgements. Employee acknowledges that Employee has read and understands this Release and the “Decisional Unit Information” set forth in Exhibit 1 to this Release, that Employee is hereby provided a period of forty-five (45) calendar days to consider this Release’s terms, that Employee is hereby advised in writing to discuss its terms with an attorney or other advisor before executing the Release, and that Employee’s execution is purely voluntary. Employee further understands that Employee may revoke this Release within seven (7) calendar days after Employee has signed it by delivering written notice of revocation to Chief Human Resources Officer, 500 Shentel Way, Edinburg, VA 22824. If Employee revokes this Release within the seven-day revocation period, this Release shall become null and void, and Employee will not be entitled to receive the payments and benefits set forth in Paragraph 2 of this Release. If Employee does not revoke this Release within the seven-day revocation period, this Release will become effective and enforceable on the eighth day after Employee’s execution of same.

10.               Counterparts. This Release may be executed by the parties hereto in counterparts, which taken together shall be deemed one original.

11.               Execution. Employee cannot execute this Release until on or after the Employee’s termination date. If Employee executes this Release before Employee’s termination date, this Release shall be null and void, and Employee shall be required to re-execute this Release on or after Employee’s termination date in order to be eligible to receive the payments and benefits described in Section 2 of this Release.

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THE UNDERSIGNED HAS CAREFULLY READ THIS RELEASE; THEY KNOW AND UNDERSTAND ITS TERMS; THEY FREELY AND VOLUNTARILY AGREE TO ABIDE BY ITS TERMS; AND THEY HAVE NOT BEEN COERCED INTO SIGNING THIS RELEASE.

William Pirtle

Signature:

Date:

Shentel Management Company:

By:

Its:

Date:

[Signature page: General Release and Waiver Agreement]

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